NINETH AMENDMENT
TO THE TRANSFER AGENT SERVICING AGREEMENT
THIS NINETH AMENDMENT effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the fee schedule, and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following ETFs:

iClima Global Decarbonization Leaders ETF
iClima Distributed Renewable Energy Leaders ETF
ZEGA Buy & Hedge ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
ATAC Credit Rotation ETF

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

2.Effective May 1, 2021, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Nineth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST    U.S. BANCORP FUND SERVICES, LLC
By:    /s/ Eric Falkeis        By:    /s/ Anita Zagrodnik
Name:    Eric Falkeis        Name:    Anita Zagrodnik
Title:    President        Title:    Senior Vice President
Date:    6/18/2021        Date:    6/18/2021

Amended Exhibit A to the Transfer Agent Servicing Agreement
Separate Series of Tidal ETF Trust
Name of Series

Aware Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

RPAR Risk Parity ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

Adasina Social Justice All Cap Global ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Gotham Enhanced 500 ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Enhanced Equity Income ETF
Sound Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Airlines, Hotels, Cruise Lines ETF

iClima Global Decarbonization Leaders ETF
iClima Distributed Renewable Energy Leaders ETF
ZEGA Buy & Hedge ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

Exhibit B to the Transfer Agent Servicing Agreement

Base Fee for Accounting, Transfer Agent & Account Services at May 1, 2021

The following reflects the greater of the basis point fee or annual minimum1 where Toroso Investments, LLC name acts as Adviser to a Fund in the Tidal ETF Trust listed on Exhibit A

Annual Minimum per Fund2
Funds 1-10 $[...]
Funds 11+ $[...]

Basis Points on AUM of the Funds2
First $250m [...] bps
Next $1.75b [...] bps
Next $3b [...] bps
Balance [...] bps

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should “The Adviser” terminate this service agreement with USBFS prior to the end of the initial two year period, “The Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Adviser” launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, “The Adviser” would owe would owe USBFS up to 50% of $[...] ($[...] admin/acct/ta + $[...] Custody)

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)
•$[...] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
•$[...] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
•$[...] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
•$[...] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
•$[...] – Bank Loans
•$[...] – Swaptions
•$[...] – Intraday money market funds pricing, up to 3 times per day
•$[...] – Credit Default Swaps
•$[...] per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for ICE data used to monitor corporate actions
•Foreign Equity Security per Month
◦$[...] per Foreign Equity Security
•Domestic Equity Security per Month
◦$[...] per Domestic Equity Security – First 1,000 Securities
◦$[...] per Domestic Equity Security – Next 1,000 Securities
◦$[...] per Domestic Equity Security – Balance
•CMOs, Asset Backed, Mortgage Backed Security per Month
◦$[...] per Security

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

•$[...] per security per month – First 1,000 Securities
•$[...] per security per month - Balance

Chief Compliance Officer Support Fee
•CCO Support annual fee per Adviser in the trust; $3,000 per USBFS service selected (administration, accounting, transfer agent, custodian)
•Annual fee per non-Adviser (i.e. sub adviser); $3000 for access to the CCO Portal, Quarterly CCO “Focus Calls”, and CCO Forums

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.